EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of the Capital Hill Gold, Inc.

 ("Company")

on Form  10-QSB  for the  period  ending  March 31,  2005 as filed  with the

Commission on the date hereof, I, Daniel Enright , president and chief executive officer of the Company,  certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This 10-QSB complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act; and

(2) The financial  information contained in this Form 10-QSB fairly presents, in all material respects,  the financial  condition and result of operations of the

Company.

By:  /s/Daniel Enright                                                                                                 President, CFO

and Director

     Daniel Enright

(principal executive, accounting and financial  officer)

May 20, 2005

The signed original of this written  statement  required by section 906 has been provided to Capital  Hill Gold,  Inc. and will be retained by Capital Hill Gold,

Inc. and furnished to the SEC upon request.